Exhibit 99.1

                 Rush Financial Technologies, Inc. Files 10-KSB
                          RushTrade Unit Revenue Up 82%

DALLAS, TEXAS (April 15, 2005) - Rush Financial Technologies, Inc., dba RushTrade(R) Group (OTC.BB: "RSHF") announced today that it has filed its Form 10-KSB ("10-K") for the year ended December 31, 2004. This press release contains only partially selected financial information and should be reviewed in conjunction with the 10-KSB in its entirety.

While total revenues increased 76% to $2,200,368, the RushTrade division of our Investment Services group showed a dramatic increase in revenues from $1,056,479 in 2003 to $2,053,415 in 2004, an 82% increase. The Company expects revenues from the RushTrade business unit to continue to increase in 2005. Total expenses increased $972,336, or 26%, from $3,724,669 in 2003 to $4,697,005 in 2004. Our net loss remained relatively unchanged from $2,475,497, or $0.25 per share for the year ended 2003, to a net loss for 2004 of $2,496,637, or $0.13 per share.

For the year ended December 31, 2004, RushTrade Securities, Inc. reported total customer assets increased from $40,758,861 as of December 31, 2003 to $59,615,018 as of December 31, 2004, an increase of 46%. The number of accounts at December 31, 2003 was 1,315, versus 2,257 at December 31, 2004, an increase of 72%. The number of trades processed increased from 119,060 in 2003 to 200,520 in 2004, an increase of 68%.

The consolidated financial statements were prepared assuming that the Company will continue as a going concern. At December 31, 2004, the Company's current liabilities exceeded its current assets by $2,425,507, and it incurred a net loss of $2,475,947 in 2003 and $2,496,647 in 2004. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, the Company believes that it will be able to continue to raise the funds necessary to fund its operations until it reaches a sustainable level of profitability.

About RushTrade Group

RushTrade Group operates through two primary wholly owned subsidiaries:

RushGroup Technologies, Inc. ("RushGroup") is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as the Company's financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to NASD member broker/dealers, institutional portfolio managers and traders.

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RushTrade  Securities,   Inc.  ("RushTrade"),   a  fully-disclosed   introducing
broker/dealer and member NASD, PCX and SIPC, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

RushTrade Group is headquartered in Dallas, Texas, and our common stock is traded on the OTC.BB market under the symbol "RSHF." For more information about RushTrade and RushGroup products, please visit www.rushtrade.com and www.rushgroup.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This press release includes statements that may constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, continued acceptance of Rush's products and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed from time to time in Rush's periodic reports filed with the SEC, including, but not limited to, its Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB. Rush does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Investor Relations Contact:   Sharron Kuzma
                              (972) 450-6000
                              skuzma@rushgroup.com






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